UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2015

______________

PROPELL TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Delaware	000-53488	26-1856569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1701 Commerce Street, 2nd Floor, Houston, Texas 77002
(Address of Principal Executive Office) (Zip Code)

(713) 227-0480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

The Joint Venture Agreement

On October 22, 2015, Novas Energy USA, Inc. (“Novas”), a wholly owned subsidiary of Propell Technologies Group, Inc. (the “Company”), entered into an operating agreement with Technovita Technologies USA, Inc. (the “Joint Venture Agreement”) through a newly formed Delaware limited liability company, Novas Energy North America, LLC (“NENA”), whereby Novas agreed to contribute $1,200,000 ($600,000 to be delivered on the effective date of the Joint Venture Agreement (the “Effective Date”), $300,000 on November 1, 2015 and $300,000 on the two month anniversary of the Effective Date) to the capital of NENA for 60% of the membership interests of NENA and Technovita agreed to contribute an aggregate of $800,000 to the capital of NENA for 40% of the membership interests of NENA.

Subject to certain exceptions and pursuant to the terms of a sublicense agreement (the “Novas Sublicense Agreement”) that was entered into between Novas, NENA and Novas Energy Group Inc. (the “Licensor”), the licensor of Plasma Pulse Technology currently used by Novas and Technovita, NENA will be the exclusive provider of the Vertical Technology (as defined in the Joint Venture Agreement) to third parties in the United States. Subject to certain exceptions and pursuant to the terms of Sublicense Agreements (the “Technovita Sublicense Agreement”) that was entered into between Technovita, NENA and Licensor, NENA is the exclusive provider of the Vertical Technology to third parties in Canada. Notwithstanding the foregoing, both Novas and Technovita will retain the right to deploy the Vertical Technology on wells owned by Novas or Technovita in the United States or Canada, respectively. If either Novas or Technovita terminates the Sublicense Agreement with NENA and Licensor, the non- terminating party will receive 100% of the terminating member’s membership interest in NENA.

The business and affairs of NENA are to be managed by or under the direction of the Board of Directors, consisting of five (5) members, three (3) of whom shall be appointed by Novas and two (2) of whom shall be appointed by Technovita. Board approval is required to: (i) incur any indebtedness, pledge or grant liens on any assets or guarantee, assume, endorse or otherwise become responsible for the obligations of any other person, except to the extent approved or authorized in NENA’s budget; (ii) make any loan, advance or capital contribution in any person, except to the extent approved or authorized in the budget; (iii) transfer any equipment necessary in the deployment of the Vertical Technology to any third party; (iv) enter into or effect any transaction or series of related transactions involving the sale of NENA or the sale, lease, license, exchange or other disposition (including by merger, consolidation, sale of assets or similar business transaction) by NENA of any assets in excess of $300,000; (v) appoint or remove NENA’s auditors or make any changes in the accounting methods or policies of NENA (other than as required by GAAP); (vi) enter into or effect any transaction or series of related transactions involving the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock or acquisition of assets) by NENA of any assets and/or equity interests of any person and/ or assets in excess of $300,000; or (v) enter into or effect any commercial transaction or series of related commercial transactions involving anticipated liabilities or revenues of NENA in excess of $500,000 or that materially vary from NENA’s existing strategy or business plan.

Approval of the members is required to: (i) amend or waive the Joint Venture Agreement; (ii) make any material change to the nature of the business conducted by NENA; (iii) modify the membership interest of any member or admit additional members; (iv) enter into, amend in any material respect waive or terminate any Sublicense Agreement; or (v) sell, lease, license, exchange or otherwise dispose of (including by merger, consolidation, sale of assets or similar business transaction) assets of NENA in excess of $5,000,000.

If NENA fails to satisfy certain performance milestones, (the “Year 2 Key Performance Indicators”) described below by (i) an amount greater than 5% but less than or equal to 25%, Technovita’s membership interest shall be decreased in accordance with a formula and Novas’ membership interest shall be increased by an equivalent amount; (ii) an amount greater than 25%, Technovita’s membership interest shall be decreased to 15% and Novas’ membership interest shall be increased to 85%. Year 2 Key Performance Indicators are defined as follows: during a continuous twelve (12) month period commencing the day immediately following the conclusion of the period in which the Year 1 Key Performance Indicators were measured, each of: (1) sales from activities in the United States of greater than or equal to $19,310,000; (2) sales from activities in Canada of greater than or equal to $19,310,000; (3) EBITDA from activities in the United States of greater than or equal to $6,590,000; and (4) EBITDA from activities in Canada of greater than or equal to $6,590,000.

If NENA fails to satisfy Year 2 Key Performance Indicators or Year 1 Key Performance Indicators as described below by an amount greater than 5% of the applicable metric, Novas has the right to dissolve the Joint Venture. Upon a dissolution, all intellectual property assets of NENA, including any improvements to Technology is to be distributed to Technovita solely for use in Canada, its territories and its possessions and Novas solely for use in the United States and its territories. Year 1 Key Performance Indicators is defined as: during a continuous twelve (12) month period commencing upon September 1, 2015, unless the Board of Directors otherwise approves a later date due to the Corporation having insufficient equipment or technicians available to Deploy the Vertical Technology as of September 1, 2015, each of: (1) sales from activities in the United States of greater than or equal to $2,829,000; (2) sales from activities in Canada of greater than or equal to $2,829,000; (3) EBITDA from activities in the United States of greater than or equal to $524,000; and (4) EBITDA from activities in Canada of greater than or equal to $524,000.

For a period of one year after dissolution of NENA, Technovita agrees not to hire or solicit any person employed by NENA that worked on vertical deployment in the United States.

Sublicense Agreement between Novas, NENA and Licensor

The Novas Sublicense Agreement is a royalty-bearing sublicense pursuant to which NENA sublicensed, on an exclusive basis (subject to certain exceptions), all rights of Novas with respect to the treatment of Vertical Wells (as defined in the Sublicense Agreement) under the License Agreement dated January 30, 2013 (the “Novas License Agreement”) between Novas and the Licensor. The Novas Sublicense Agreement provides NENA with the right to use, develop, market and commercialize in the United States and its territories (the “Novas Territory”) the Technology which is an invention involving a process and apparatus utilized in the production enhancement of hydrocarbon deposits using metallic plasma-generated, directed, nonlinear, wide-band, and elastic oscillations at resonance frequencies technology. Novas retained the right to use the Technology for treatment of its own assets now owned or thereafter acquired. In addition, NENA and Technovita has the right to apply any improvements to the Technology developed by Novas or the Licensor to the business of NENA and/or Technovita in Canada. Any improvements to the Technology developed by NENA shall be owned by NENA and NENA will grant to Licensor and Novas a royalty-free, fully paid-up sublicense to any improvements it develops; however, the sublicense to Novas is restricted to the Novas Territory. NENA will pay royalties of 7.5% directly to Licensor of Net Service Sales (as defined in the Novas Sublicense Agreement). Licensor is responsible for maintaining in full force and effect all patent applications and resulting patent registrations and patent prosecution; however, if after request from NENA, Licensor does not obtain protections of certain patents in the Novas Territory, then NENA can obtain such protection and NENA will be responsible for prosecuting, renewing and otherwise maintaining any patent applications.

The Novas Sublicense terminates in accordance with the terms of the Joint Venture or upon any breach by NENA of its payment or reporting obligations or breach of any other terms and conditions of the Novas Sublicense Agreement that would constitute a breach of the License Agreement with the Licensor. The Novas Sublicense Agreement provides NENA with thirty (30) days to cure a payment default and sixty (60) days to cure a non-payment breach. Events of Default under the Novas Sublicense Agreement include failure to pay any amounts when due, breach of any covenant of the Novas Sublicense Agreement by any party, other than the failure to pay amounts thereunder when due, the making of any general assignment for the benefit of creditors by such Party, or the voluntary or involuntary commencement of proceedings under any bankruptcy or insolvency laws which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of sixty (60) days or more. In the event NENA’s financial performance in a relevant period deviates by more than 5% from any Year 1 Key Performance Indicator or Year 2 Key Performance Indicator, then Novas has the right to terminate the Novas Sublicense Agreement upon thirty (30) days written notice to NENA.

In the event of a termination of the Novas License Agreement, the Novas Sublicense Agreement remains in full force and effect, however, the Licensor has the right to terminate the Novas Sublicense Agreement upon thirty (30) days written notice to NENA.

Sublicense Agreement between Technovita, NENA and Novas Energy Group Limited

The Technovita Sublicense Agreement is a royalty-bearing sublicense pursuant to which NENA will sublicense all rights of Technovita with respect to the treatment of Vertical Wells (as defined in the Sublicense Agreement) under the License Agreement dated March 20, 2014 (the “Technovita License Agreement”) between Technovita and Licensor. The Technovita Sublicense Agreement will provide NENA in Canada its territories and possessions (the “Technovita Territory”) with the right to use, develop, market and commercialize the Technology. Technovita will retain the right to use the Technology for treatment of its own assets now owned or thereafter acquired. In addition, NENA and Novas will have the right to apply any improvements to the Technology developed by Technovita or the Licensor to the business of NENA and/or Novas in the United States and its territories. Any improvements to the Technology developed by NENA shall be owned by NENA and NENA will grant to Licensor and Technovita a royalty-free, fully paid-up sublicense to any improvements it develops; however the sublicense to Technovita is restricted to Technovita Territory.

NENA will pay directly to Licensor royalties of 7.5% of Net Service Sales (as defined in the Technovita Sublicense Agreement). Licensor is responsible for maintaining in full force and effect all patent applications and resulting patent registrations and patent prosecution; however, if after request from NENA, Licensor does not obtain protections of certain patents in the Licensed Territory then NENA can obtain such protection and NENA will be responsible for prosecuting, renewing an otherwise maintaining any patent applications. NENA has the right to commence legal action for enforcement of any patents within the Technovita Territory.

The Technovita Sublicense Agreement terminates in accordance with the terms of the Joint Venture or upon any breach by NENA of its payment or reporting obligations or breach of any other terms and conditions of the Technovita Sublicense Agreement that would constitute a breach of the License Agreement with the Licensor. The Technovita Sublicense Agreement provides NENA with thirty (30) days to cure a payment default and sixty (60) days to cure a non-payment breach. Events of Default under the Technovita Sublicense Agreement include failure to pay any amounts thereunder when due, breach of any covenant of the Technovita Sublicense Agreement by any party, other than the failure to pay amounts hereunder when due, the making of any general assignment for the benefit of creditors by such party, or the voluntary or involuntary commencement of proceedings under any bankruptcy or insolvency laws which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of sixty (60) days or more. In the event Novas terminates the Novas Sublicense Agreement then Technovita has the right upon thirty (30) days’ prior notice to terminate the Technovita Sublicense Agreement.

In the event of a termination of the License Agreement, the Technovita Sublicense Agreement remains in full force and effect, however the Licensor has the right to terminate this Technovita Sublicense Agreement upon thirty (30) days written notice to NENA.

The foregoing descriptions of the Operating Agreement and the Novas Sublicense Agreement are qualified in their entirety by reference to the full text of the Operating Agreement and the Novas Sublicense Agreement, copies of each of which are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01.           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Name of Exhibit

10.1	Operating Agreement of Novas Energy North America, LLC

10.2	Sublicense Agreement by and among Novas Energy USA, Inc., Novas Energy North America, LLC and Novas Energy Group Inc.

99.1	Press Release dated October 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL TECHNOLOGIES GROUP, INC.

By:	/s/ John W. Huemoeller
Name:	John W. Huemoeller
Title:	Chief Executive Officer

Date: October 28, 2015